Exhibit 99.1

NEWS RELEASE
BROOKFIELD HOMES REPORTS 2010 FIRST QUARTER RESULTS
Investors, analysts and other interested parties can access Brookfield Homes Corporation’s Supplemental Information Package on the company’s website under the Investor Relations/Financial Reports section at www.brookfieldhomes.com. Brookfield Homes Corporation’s first quarter investor conference call can be accessed by teleconference on Friday, April 30, 2010 at 2:00 pm (Eastern Time) at 1-800-319-4610, toll free in North America or 1-604-638-5340. The archived teleconference may be accessed by dialing 1-800-319-6413 (Pincode: 2818), toll free in North America through May 30, 2010. Alternatively, the conference call can be accessed by Webcast on the company’s website at www.brookfieldhomes.com.
Fairfax, Virginia, April 30, 2010 — (BHS: NYSE) Brookfield Homes Corporation (“Brookfield Homes”) today announced net new orders and financial results for the quarter ended March 31, 2010:

	Three Months Ended Mar. 31
Unit Activity	2010	2009

Net new home orders	158	153
Home closings	81	74
Backlog of homes (units at end of period)	264	213
Average home selling price	$531,000	$483,000
Lot sales to homebuilders	71	157

*	Unit information includes unconsolidated entities
•	Net new orders for the three months ended March 31, 2010 were 158 units, up marginally when compared to the three months ended March 31, 2009.

•	Home closings increased by 9% during the three months ended March 31, 2010 in comparison to the same period in 2009, which was enhanced by an increase in the company’s average selling price of homes delivered to $531,000 from $483,000 during the same period last year.

Results of Operations	Three Months Ended Mar. 31
(Millions, except per share amounts)	2010	2009

Total revenue	$46	$37
Housing revenue	42	35
Impairment of housing and land inventory and write-offs of option deposits	—	4
Gross margin	7	—
Impairment of investments in unconsolidated entities	—	12
Net loss attributable to Brookfield Homes Corporation	(3)	(10)
Loss per share — diluted	$(0.27)	$(0.39)

•	Revenue for the three months ended March 31, 2010 totaled $46 million, compared to $37 million for the three months ended March 31, 2009. The increase in revenue is a result of both an increase in homes closed and average selling price during the first quarter of 2010.

•	The company did not record any impairments during the three months ended March 31, 2010, compared to $16 million for the same period in 2009.

•	Net loss attributable to Brookfield Homes for the three months ended March 31, 2010 was $3 million or $0.27 per share, compared to a net loss of $10 million or $0.39 per share for the three months ended March 31, 2009.
Operating Highlights and Recent Developments
•	For the three months ended March 31, 2010, the company continued with its goal to entitle a total of 1,500 lots in 2009 and 2010 having entitled 1,061 lots in 2009 and 281 lots during the first quarter of 2010.

•	Brookfield Homes currently sells from 24 active communities compared to 30 at March 31, 2009.

•	At March 31, 2010, the company owned or controlled 24,077 lots, similar to the prior quarter ended December 31, 2009.

•	A summary of lots owned or controlled under option, by region, follows:

	Northern	Southland /	San Diego /	Washington	Corporate
	California	Los Angeles	Riverside	D.C. Area	and Other	Total

Lot supply
Owned Directly	757	967	6,731	2,162	199	10,816
Unconsolidated Entities	—	254	52	1,416	58	1,780
Options
— Consolidated	1,232	—	2,000	—	—	3,232
— Unconsolidated	4,950	2,016	—	1,283	—	8,249

Total lot supply — Mar/10	6,939	3,237	8,783	4,861	257	24,077
Geographic diversification of lots — Mar/10	29%	13%	37%	20%	1%	100%

Total lot supply — Dec/09	6,951	3,262	8,853	4,916	263	24,245
Geographic diversification of lots — Dec/09	29%	13%	37%	20%	1%	100%

Outlook
Brookfield Homes is encouraged by the improvement in first quarter sales and closings. However, it is anticipated that markets will continue to be affected by high levels of home foreclosures until unemployment levels stabilize. On the other hand, the supply of finished lots has been depleted substantially over the last few years and negligible development has occurred since 2006. As a result, owning entitled and/or developed lots in supply-constrained markets, places the company in a strong position as the markets improve.
Brookfield Homes will continue in 2010 to balance the signs of improvement in its markets with the current and potential challenges the housing industry may continue to face. The company’s goals for 2010 include:
•	Continue to monetize the company’s inventory, targeting $90 million of net cash from operating activities.
•	Increase lots controlled in certain strategic market areas.

•	Continue to improve overall gross margins as capital is invested in new homebuilding communities.
•	Continue to meet the challenges presented in the market and position Brookfield Homes to return to profitability.
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Brookfield Homes Corporation
Brookfield Homes Corporation is a land developer and homebuilder. We entitle and develop land for our own communities and sell lots to third parties. We also design, construct and market single-family and multi-family homes primarily to move-up homebuyers. Our portfolio includes over 24,000 lots owned and controlled in the Northern California; Southland / Los Angeles; San Diego / Riverside; and Washington D.C. Area markets.
Contact Information:
Linda Northwood
Director, Investor Relations
Tel: 858-481-2567
Email: lnorthwood@brookfieldhomes.com
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Note: Certain statements in this press release that are not historical facts, including information concerning possible or assumed future results of operations of the company, the company’s 2010 outlook, the company’s 2010 goals, value creation, targeted 2010 operating cash flow, the entitlement and monetization of lots (and the timing thereof), the company’s future outlook and growth plans including acquisitions and lots controlled, and those statements preceded by, followed by, or that include the words “believe”, “planned”, “anticipate”, “should”, “goals”, “expected”, “potential,” “estimate,” “targeted,” “scheduled” or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Undue reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from the anticipated future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those set forward in the forward-looking statements include, but are not limited to: changes in general economic, real estate and other conditions; mortgage rate changes; availability of suitable undeveloped land at acceptable prices; adverse legislation or regulation; ability to obtain necessary permits and approvals for the development of our land; availability of labor or materials or increases in their costs; ability to develop and market our master-planned communities successfully; confidence levels of consumers; ability to raise capital on favorable terms; adverse weather conditions and natural disasters; relations with the residents of our communities; risks associated with increased insurance costs or unavailability of adequate coverage and ability to obtain surety bonds; competitive conditions in the homebuilding industry, including product and pricing pressures; and additional risks and uncertainties referred to in our Form 10-K and other SEC filings, many of which are beyond our control. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Brookfield Homes Corporation
Consolidated Statements of Operations

	Three Months Ended
	March 31
(thousands, except per share amounts) (unaudited)	2010	2009

Revenue
Housing	$41,765	$35,361
Land	3,666	1,818

Total revenue	45,431	37,179
Direct cost of sales
Housing	(35,819)	(31,640)
Land	(2,887)	(1,652)
Impairment of housing and land inventory and write-off of option deposits	—	(3,900)

	6,725	(13)
Selling, general and administrative expense	(12,501)	(11,729)
Equity in earnings from unconsolidated entities	686	2,359
Impairment of investments in unconsolidated entities	—	(11,618)
Other income / (expense)	(219)	2,445

Loss before income taxes	(5,309)	(18,556)
Income tax recovery	1,718	6,319

Net loss	(3,591)	(12,237)
Less net loss attributable to non-controlling interest and other interests in consolidated subsidiaries	788	1,928

Net loss attributable to Brookfield Homes Corporation	$(2,803)	$(10,309)

Loss per common share attributable to Brookfield Homes Corporation
Basic	$(0.27)	$(0.39)
Diluted	$(0.27)	$(0.39)

Weighted average common shares outstanding (in thousands)
Basic	28,406	26,769
Diluted	28,406	26,769

Brookfield Homes Corporation
Condensed Consolidated Balance Sheets

	As at
	March 31,	December 31,
(thousands)(unaudited)	2010	2009

Assets
Housing and land inventory	$815,017	$809,829
Investments in unconsolidated entities	95,921	92,477
Consolidated land inventory not owned	25,386	25,434
Receivables and other assets	26,609	61,744
Restricted cash	7,485	7,485
Deferred income taxes	39,027	40,112

	$1,009,445	$1,037,081

Liabilities and Equity
Project specific financings	$240,446	$231,567
Revolving and other financings	125,000	150,000

Total financings	365,446	381,567
Accounts payable and other liabilities	117,134	122,190

Total liabilities	482,580	503,757
Other interests in consolidated subsidiaries	43,194	47,011
Total equity	483,671	486,313

	$1,009,445	$1,037,081